Exhibit 99.1

February 18, 2014
Dear Fellow Stockholder:
On February 10, 2014, we announced that Inland Diversified has entered into a definitive agreement to merge our company with Kite Realty Group (NYSE: KRG), a publicly traded real estate investment trust. Kite is a highly regarded company with a history of solid financial performance. After a lengthy process, based on the unanimous recommendation of a special committee of independent directors, the board of directors of Inland Diversified approved the merger with Kite. We are excited about the prospects for the combined entity in an improving economy.
We at Inland Diversified are gratified to have positioned the company for this transformational event that will provide our stockholders the opportunity to participate as owners of the combined company or liquidate all or part of their investment at their choosing. The merger will require the approval of both our and Kite’s stockholders and is subject to other customary closing conditions, and upon closing, all shares of Inland Diversified will be converted into shares of Kite Realty Group.
Based on the exchange ratio range that we have agreed to with Kite, when the merger closes, all Inland Diversified stockholders will receive between 1.65 and 1.707 shares of Kite’s common shares for each share of Inland Diversified that they own. The final exchange ratio will be determined, within the range stated above, based on the average trading price for Kite’s shares prior to the special meeting of Inland Diversified’s stockholders to approve the merger. For example, if such average trading price of Kite’s shares was equal to $6.32, which was the closing price on February 12, each Inland Diversified share would be converted into 1.707 Kite shares having a value equal to $10.79. Assuming the merger closes in June 2014, this would result in a total return of between 19.5% for Inland Diversified stockholders assuming an investment in August 2012, and 36% for stockholders assuming an investment in September 2009, or an average annualized return of approximately 9%.
We understand that this announcement will generate questions surrounding the future of your investment with Inland Diversified. To help answer some of your questions, please find enclosed with this letter the press release and Questions and Answers document that were filed on February 10. Both communication pieces are designed to explain the transaction and what it means for you. As we move to complete the merger over the next several months, we will be preparing a joint proxy statement/prospectus that will contain additional information about the transaction and the process for voting your shares. You can be assured that we will continue to communicate to explain the process and what it means for you.
We appreciate and thank you for your investment in Inland Diversified.
Sincerely,
INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Robert D. Parks	Barry L. Lazarus
Chairman of the Board	President and Chief Operating Officer

Enclosure
cc: Trustee
Broker Dealer
Financial Advisor

Additional Information about the Merger
This filing may be deemed solicitation material in respect of the proposed Merger. In connection with the proposed merger, Inland Diversified and Kite expect to prepare and file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents with respect to the proposed merger. The joint proxy/prospectus will contain important information about the proposed transaction and related matters. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY INLAND DIVERSIFIED AND KITE WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INLAND DIVERSIFIED, KITE AND THE PROPOSED MERGER.
Investors and stockholders of Inland Diversified and Kite may obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by Inland Diversified and Kite with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Inland Diversified with the SEC are also available free of charge on Inland Diversified’s website at www.inlanddiversified.com and copies of the documents filed by Kite with the SEC are available free of charge on Kite’s website at www.kiterealty.com.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.
Inland Diversified, Kite and their respective directors, executive officers and certain other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from Inland Diversified’s and Kite’s stockholders in respect of the proposed merger. Information regarding Inland Diversified’s directors and executive officers can be found in Inland Diversified’s definitive proxy statement filed with the SEC on April 16, 2013. Information regarding Kite’s directors and executive officers can be found in Kite’s definitive proxy statement filed with the SEC on April 8, 2013. Information regarding other persons who may be considered participants in the solicitation of Inland Diversified’s stockholders and Kite’s shareholders in connection with the proposed merger and the interests of potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed merger if and when they become available. These documents are available free of charge on the SEC’s website and from Inland Diversified or Kite, as applicable, using the sources indicated above.
Forward Looking Statements
This letter contains “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as “may,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “seek,” “appears,” or “believe.” Such statements reflect the current view of Inland Diversified with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the inability to obtain stockholder approvals relating to the merger or the failure to satisfy the other conditions to completion of the merger, fluctuations in the per share price of Kite’s common shares, risks related to disruption of management’s attention from the ongoing business operations due to the proposed merger, the outcome of any legal proceedings relating to the merger, risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all, market and economic challenges experienced by the U.S. economy or real estate industry as a whole, including dislocations and liquidity disruptions in the credit markets, the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, competition for real estate assets and tenants, impairment charges, the availability of cash flow from operating activities for distributions and capital expenditures, the ability to refinance maturing debt or to obtain new financing on attractive terms, future increases in interest rates, actions or failures by Inland Diversified’s and Kite’s respective joint venture partners, including development partners, factors that could affect Inland Diversified’s and Kite’s respective abilities to qualify as a real estate investment trust, and other factors detailed under “Risk Factors” in Inland Diversified’s and Kite’s respective most recent Form 10-Ks and subsequent Form 10-Qs on file with the SEC.
Although Inland Diversified believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Inland Diversified undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this letter. All subsequent written and oral forward-looking statements attributable to Inland Diversified or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.